EXHIBIT 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT SECOND QUARTER 2008 RESULTS

August 8, 2008 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2008. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $3.9 million of unsecured notes payable to former employees. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Second Quarter of Fiscal 2008 Compared with Second Quarter of Fiscal 2007

Net sales decreased $9.3 million, or 9.1%, from $102.5 million for the second quarter of 2007 compared to $93.2 million for the same quarter of 2008. Income from operations decreased by $4.9 million, or 29.8%, from $16.4 million for the second quarter of 2007 compared to $11.5 million for the same quarter of 2008. Net income for Holdings decreased $5.3 million, from $10.1 million for the second quarter of 2007 to $4.8 million in the same quarter of 2008. Net income for Norcraft decreased $5.0 million, from $12.8 million for the second quarter of 2007 to $7.8 million for the same quarter of 2008.

EBITDA (as defined in the attached table) was $20.3 million for the second quarter of 2007 compared to $16.0 million for the same quarter of 2008.

“The slow-down in the housing industry continues to have a negative influence on our sales. Our aggressive efforts to compete in this market and general economic conditions have also had a negative influence on overall performance and profitability. We anticipate that these conditions will continue and affect future periods as well. We continue efforts to adjust cost structures to improve profitability and actively introduce new products and programs to stimulate sales,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Tuesday, August 12, 2008 at 10:00 a.m. Eastern Time. To participate, dial 877-795-3649 and use the pass code 5165457. A telephonic replay will be available by calling 888-203-1112 and using pass code 5165457.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2008	December 31, 2007	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$37,850	$28,409	$37,850	$28,409
Trade accounts receivable, net	31,160	26,822	31,160	26,822
Inventories	24,360	24,088	24,360	24,088
Prepaid expenses	2,124	2,139	2,124	2,139

Total current assets	95,494	81,458	95,494	81,458
Property, plant and equipment, net	37,482	39,478	37,482	39,478
Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	46,031	48,265	46,031	48,265
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	5,354	6,116	3,352	3,883
Display cabinets, net	9,203	10,074	9,203	10,074
Other	62	227	62	227

Total other assets	258,109	262,141	256,107	259,908

Total assets	$391,085	$383,077	$389,083	$380,844

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	10,747	9,786	10,747	9,786
Accrued expenses	17,880	20,279	17,880	20,279

Total current liabilities	30,586	32,024	28,627	30,065
Long-term debt	266,131	260,731	148,000	148,000
Other liabilities	481	453	481	453
Commitments and contingencies	—	—	—	—
Members’ equity subject to put request	33,300	42,331	—	—
Members’ equity	60,587	47,538	211,975	202,326

Total liabilities and members’ equity	$391,085	$383,077	$389,083	$380,844

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$93,218	$102,547	$180,849	$196,454
Cost of sales	64,863	67,238	127,848	130,894

Gross profit	28,355	35,309	53,001	65,560
Selling, general and administrative expenses	16,831	18,898	34,178	36,566

Income from operations	11,524	16,411	18,823	28,994
Other expense (income):
Interest expense, net	6,272	5,909	12,287	11,829
Amortization of deferred financing costs	382	375	762	748
Other, net	30	34	60	66

Total other expense (income)	6,684	6,318	13,109	12,643

Net income	$4,840	$10,093	$5,714	$16,351

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales	$93,218	$102,547	$180,849	$196,454
Cost of sales	64,863	67,238	127,848	130,894

Gross profit	28,355	35,309	53,001	65,560
Selling, general and administrative expenses	16,831	18,898	34,178	36,566

Income from operations	11,524	16,411	18,823	28,994
Other expense (income):
Interest expense, net	3,447	3,291	6,722	6,673
Amortization of deferred financing costs	265	269	531	538
Other, net	30	34	60	66

Total other expense (income)	3,742	3,594	7,313	7,277

Net income	$7,782	$12,817	$11,510	$21,717

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$5,714	$16,351	$11,510	$21,717
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	3,127	2,555	3,127	2,555
Amortization:
Customer relationships	2,234	2,233	2,234	2,233
Deferred financing costs	762	748	531	538
Display cabinets	3,491	2,978	3,491	2,978
Provision for uncollectible accounts receivable	1,911	325	1,911	325
Provision for obsolete and excess inventory	212	166	212	166
Provision for warranty claims	1,838	1,646	1,838	1,646
Accreted interest on senior notes	5,400	4,910	—	—
Stock compensation expense	596	384	596	384
Loss (gain) on disposal of assets	1	72	1	72
Change in operating assets and liabilities:
Trade accounts receivable	(6,248)	(144)	(6,248)	(144)
Inventories	(484)	(3,405)	(484)	(3,405)
Prepaid expenses	14	191	14	191
Other assets	150	40	150	40
Accounts payable and accrued liabilities	(2,597)	2,295	(2,597)	2,295

Net cash provided by operating activities	16,121	31,345	16,286	31,591
Cash flows from investing activities:
Proceeds from sale of property and equipment	2	23	2	23
Purchase of property, plant and equipment	(1,785)	(4,151)	(1,785)	(4,151)
Additions to display cabinets	(2,605)	(3,734)	(2,605)	(3,734)

Net cash used in investing activities	(4,388)	(7,862)	(4,388)	(7,862)
Cash flows from financing activities:
Proceeds from issuance of member interests	—	49	—	49
Repurchase of members’ interests	(68)	(716)	(68)	(716)
Distributions to members	(2,230)	(13,380)	(2,395)	(13,736)

Net cash used in financing activities	(2,298)	(14,047)	(2,463)	(14,403)
Effect of exchange rates on cash	6	63	6	63

Net increase in cash and cash equivalents	9,441	9,499	9,441	9,389
Cash and cash equivalents, beginning of the period	28,409	3,928	28,409	4,038

Cash and cash equivalents, end of period	$37,850	$13,427	$37,850	$13,427

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30, 2008
	2008	2007	2008	2007
Net income	$4,840	$10,093	$5,714	$16,351	$18,535	(1)
Interest expense, net	6,272	5,909	12,287	11,829	24,076
Depreciation	1,576	1,312	3,127	2,555	6,033
Amortization of deferred financing costs	382	375	762	748	1,554
Amortization of customer relationships	1,117	1,117	2,234	2,233	4,467
Display cabinet amortization	1,774	1,506	3,491	2,978	7,216
State Taxes	30	30	60	60	153

EBITDA	$15,991	$20,342	$27,675	$36,754	$62,034

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007	2008
Net income	$7,782	$12,817	$11,510	$21,717	$29,908	(1)
Interest expense, net	3,447	3,291	6,722	6,673	13,153
Depreciation	1,576	1,312	3,127	2,555	6,033
Amortization of deferred financing costs	265	269	531	538	1,104
Amortization of customer relationships	1,117	1,117	2,234	2,233	4,467
Display cabinet amortization	1,774	1,506	3,491	2,978	7,216
State Taxes	30	30	60	60	153

EBITDA	$15,991	$20,342	$27,675	$36,754	$62,034

1)	Net income during the twelve months ended June 30, 2008 includes $0.4 million from insurance proceeds due to a fire in the Newton, Kansas facility which increased net income and correspondingly increased EBITDA.